UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2018

Magnolia Oil & Gas Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38083	81-5365682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 400

Houston, Texas 77002

(Address of principal executive offices, including zip code)

(713) 842-9050

(Registrant’s telephone number, including area code)

TPG Pace Energy Holdings Corp.

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On July 31, 2018 (the “Closing Date”), Magnolia Oil & Gas Corporation (formerly known as TPG Pace Energy Holdings Corp.) consummated the previously announced acquisition of:

•

certain right, title and interest in certain oil and natural gas assets located primarily in the Karnes County portion of the Eagle Ford Shale in South Texas (the “Karnes County Assets”), pursuant to that certain Contribution and Merger Agreement (as subsequently amended, the “Karnes County Contribution Agreement”), by and among TPGE (as defined below), Magnolia Oil & Gas Parent LLC (formerly known as TPG Pace Energy Parent LLC), a Delaware limited liability company (“Magnolia LLC”), EnerVest Energy Institutional Fund XIV-A, L.P., a Delaware limited partnership (“EV XIV-A”), EnerVest Energy Institutional Fund XIV-WIC, L.P., a Delaware limited partnership (“EV XIV-WIC”), EnerVest Energy Institutional Fund XIV-2A,L.P., a Delaware limited partnership (“EV XIV-2A”), EnerVest Energy Institutional Fund XIV-3A, L.P., a Delaware limited partnership (“EV XIV-3A”), EnerVest Energy Institutional Fund XIV-C, L.P., a Delaware limited partnership (“EV XIV-C”), and EnerVest Energy Institutional Fund XIV-C-AIV, L.P., a Delaware limited partnership (“EV XIV-C-AIV” and, together with EV XIV-A, EV XIV-WIC, EV XIV-2A, EV XIV-3A and EV XIV-C, the “Karnes County Contributors”);

•

certain right, title and interest in certain oil and natural gas assets located primarily in the Giddings Field of the Austin Chalk (the “Giddings Assets”), pursuant to that certain Purchase and Sale Agreement (the “Giddings Purchase Agreement”) by and among Magnolia LLC, EnerVest Energy Institutional Fund XI-A, L.P., a Delaware limited partnership (“EV XI-A”), EnerVest Energy Institutional Fund XI-WI, L.P., a Delaware limited partnership (“EV XI-WI”), EnerVest Holding, L.P., a Texas limited partnership (“EV Holding”), and EnerVest Wachovia Co-Investment Partnership, L.P., a Delaware limited partnership (“EV Co-Invest” and, together with EV XI-A, EV XI-WI and EV Holding, the “Giddings Sellers”); and

•

an approximate 35% membership interest (the “Ironwood Interests” and together with the Karnes County Assets and the Giddings Assets, the “Target Assets”) in Ironwood Eagle Ford Midstream, LLC, a Texas limited liability company, which owns an Eagle Ford gathering system, pursuant to that certain Membership Interest Purchase Agreement (the “Ironwood MIPA” and, together with the Karnes County Contribution Agreement and the Giddings Purchase Agreement, the “Business Combination Agreements”) by and among Magnolia LLC, EV XIV-A, EV XIV-WIC and EV XIV-C (EV XIV-A, EV XIV-WIC and EV XIV-C, collectively, the “Ironwood Sellers” and, together with the Karnes County Contributors and the Giddings Sellers, the “Sellers”).

We refer to the acquisitions and the other transactions contemplated by the Business Combination Agreements as the “Business Combination.” Following the completion of the Business Combination, our consolidated subsidiary, Magnolia Oil & Gas Operating, LLC, a Delaware limited liability company (“Magnolia Operating”), owns all of the Target Assets, and we will operate our business through Magnolia Operating.

In connection with the closing of the Business Combination (the “Closing”), the Company changed its name from TPG Pace Energy Holdings Corp. to Magnolia Oil & Gas Corporation. Unless the context otherwise requires, “TPGE” refers to the registrant prior to the Closing, and “we,” “us,” “our” and the “Company” refer to the registrant and, where appropriate, its subsidiaries, including Magnolia LLC and Magnolia Operating, following the Closing.

Item 1.01.	Entry into a Material Definitive Agreement.

Magnolia Operating Credit Agreement

In order to finance a portion of the Business Combination (including the payment of certain related fees and expenses), and for working capital and other general purposes from time to time, on the Closing Date, Magnolia Operating entered into a senior secured reserve-based revolving credit facility (the “RBL Facility”) among Magnolia Operating, as borrower, Magnolia Oil & Gas Intermediate LLC, a Delaware limited liability company and wholly owned subsidiary of Magnolia LLC (“Magnolia Intermediate”), as holdings, the banks, financial institutions and other lending institutions from time to time party thereto, as lenders, the other parties from time to time party thereto and Citibank, N.A., as administrative agent, collateral agent, issuing bank and swingline lender, providing for maximum commitments in an aggregate principal amount of $1,000 million with a letter of credit facility with a $100 million sublimit. The RBL Facility has an initial borrowing base of $550 million. The RBL Facility is guaranteed by Magnolia Intermediate, Magnolia LLC, Magnolia Oil & Gas Corporation and Magnolia Oil & Gas Finance Corp., a Delaware corporation and wholly owned subsidiary of Magnolia Operating (“Finance Corp”). The RBL Facility is secured by substantially all of the natural gas and oil properties and personal property assets of Magnolia Operating, Magnolia Intermediate and Finance Corp. Certain future-formed or acquired wholly owned domestic subsidiaries of Magnolia Operating will also be required to guarantee the RBL Facility and grant a security interest in substantially all of their natural gas and oil properties and personal property assets to secure the obligations under the RBL Facility.

The RBL Facility limits the amounts Magnolia Operating can borrow up to a borrowing base amount, which the administrative agent and required lenders thereunder will in good faith determine, in accordance with their respective usual and customary oil and gas lending criteria, based upon the loan value of the proved oil and gas reserves located within the geographic boundaries of the United States included in the most recent reserve report provided to the administrative agent and the lenders.

The RBL Facility requires semi-annual borrowing base redeterminations based on reserve reports. Additionally, the borrowing base will be subject to unscheduled redeterminations, once per year at the request of the required lenders, up to two times per year at the request of Magnolia Operating and an unlimited number of times at Magnolia Operating’s request in connection with an acquisition of natural gas and oil properties with a present value in excess of 5% of the then-effective borrowing base. Furthermore, the borrowing base may be reduced from time to time due to certain issuances of new unsecured senior, senior subordinated, junior lien or subordinated indebtedness, certain sales of borrowing base properties, early monetizations or terminations of certain hedge or swap positions or at Magnolia Operating’s request. If the aggregate amount outstanding under the RBL Facility exceeds the lesser of the RBL Facility commitments and the borrowing base at any time, Magnolia Operating would be required to repay any indebtedness or to provide mortgages on additional borrowing base properties to eliminate such excess.

Borrowings under the RBL Facility bear interest, at Magnolia Operating’s option, at a rate per annum equal to either (a) the adjusted LIBOR rate (“LIBOR”) (which cannot be less than zero) for interest periods of 1, 2, 3 or 6 months (or if available to all Lenders, 12 months or any period shorter than 1 month) plus the applicable LIBOR margin or (b) the alternative base rate (“ABR”) plus the applicable ABR margin. ABR is a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate plus  1⁄2 of 1.0%, (ii) the prime rate announced from time to time by Citibank, N.A. and (iii) LIBOR for a 1-month Interest Period on such day plus 1.0%. Interest is payable quarterly in arrears for ABR loans, at the end of the applicable interest period for LIBOR loans (but not less frequently than quarterly) and upon the prepayment or maturity of the underlying loans. Additionally, Magnolia Operating is required to pay a commitment fee quarterly in arrears in respect of unused commitments under the RBL Facility. The applicable LIBOR and ABR margins and the commitment fee rate are calculated based upon the utilization levels of the RBL Facility as a percentage of the borrowing base then in effect, as set forth below:

Borrowing base utilization percentage	X < 25%	25% ≤ X < 50%	50% ≤ X < 75%	75% ≤ X< 90%	X ≥ 90%
LIBOR Margin	1.75%	2.00%	2.25%	2.50%	2.75%
ABR Margin	0.75%	1.00%	1.25%	1.50%	1.75%
Commitment Fee Rate	0.375%	0.375%	0.375%	0.50%	0.50%

The RBL Facility contains certain customary affirmative and negative covenants and events of default, and requires Magnolia Operating and certain of its affiliates obligated under the RBL Facility to make customary representations and warranties in connection with credit extensions thereunder. The negative covenants, among other things and subject to significant exceptions, limit the ability of Magnolia Operating and certain of its subsidiaries to:

•	incur or guarantee additional indebtedness;

•	make loans to others;

•	make investments;

•	merge or consolidate with another entity;

•	make dividends and certain other payments;

•	hedge future production or interest rates;

•	create liens that secure indebtedness;

•	transfer or sell assets;

•	enter into transactions with affiliates; and

•	engage in certain other transactions without the prior consent of the lenders.

In addition, the RBL Facility requires Magnolia Operating to maintain a ratio of consolidated total debt to consolidated EBITDAX no greater than 4.00 to 1.00 for each fiscal quarter ending on or after December 31, 2018. If such ratio is greater than 3.00 to 1.00 in any such fiscal quarter, Magnolia Operating will also be required to maintain a ratio of consolidated current assets to consolidated current liabilities of at least 1.00 to 1.00 for such fiscal quarter. The ratios are to be determined on the basis of the four most recently ended fiscal quarters of Magnolia Operating for which financial statements have been delivered pursuant to the RBL Facility.

If an event of default (as such term is defined in the RBL Facility) occurs, the lenders would be entitled to take various actions, including the acceleration of amounts due under the RBL Facility, termination of the lenders’ commitments thereunder, foreclosure on collateral, and all other remedial actions available to a secured creditor.

The lenders under the RBL Facility are full service financial institutions engaged in various activities. Certain of the lenders under the RBL Facility and their affiliates have in the past performed services for the Company or its affiliates from time to time and may engage in transactions with and perform services for the Company and its affiliates in the ordinary course of their business.

The foregoing description of the RBL Facility is a summary only and is qualified in its entirety by reference to the RBL Facility, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture and Notes

On the Closing Date, Magnolia Operating and Finance Corp (together, the “Issuers”) closed the previously announced private offering of $400.0 million aggregate principal amount of 6.000% senior notes due 2026 (the “Notes”). The Notes were issued under the Indenture, dated as of the Closing Date (the “Indenture”), by and among the Issuers and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The Notes are the general unsecured, senior obligations of the Issuers. The Notes are guaranteed on a senior unsecured basis by the Company and may be guaranteed by certain future subsidiaries of the Company.

The Notes will mature on August 1, 2026. The Notes bear interest at the rate of 6.000% per annum, payable semi-annually in arrears on each February 1 and August 1, commencing February 1, 2019.

At any time prior to August 1, 2021, the Issuers may redeem up to 40% of the aggregate principal amount of the Notes, with an amount of cash not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 40% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if at least 50% of the aggregate principal amount of the Notes originally issued under the Indenture on the Closing Date remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.

At any time prior to August 1, 2021, the Issuers may, on any one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make whole” premium and accrued and unpaid interest, if any, to, but excluding, the date of redemption.

On or after August 1, 2021, the Issuers may redeem the Notes, in whole or in part, at the redemption prices set forth in the Indenture, together with accrued and unpaid interest, if any, to, but excluding, the date of redemption.

If the Issuers experience certain kinds of changes of control, each holder of the Notes may require the Issuers to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains covenants that, among other things and subject to certain exceptions and qualifications, limit the ability of the Issuers and of their restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire its capital stock or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from its restricted subsidiaries to the Issuers or any of their restricted subsidiaries; (vii) consolidate, merge or transfer all or substantially all of its assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries.

Upon an Event of Default (as defined in the Indenture), the Trustee or holders of at least 30% in aggregate principal amount of the Notes then outstanding may declare the principal of and accrued and unpaid interest on the Notes to be due and payable immediately, except that a default resulting from certain events of bankruptcy or insolvency with respect to Magnolia Operating, any other restricted subsidiary of the Company that is a significant subsidiary or any group of restricted subsidiaries of Magnolia Operating that, taken together, would constitute a significant subsidiary, will cause the principal of and accrued and unpaid interest on all outstanding Notes to become due and payable immediately without further action or notice.

The foregoing description of the Indenture is a summary only and is qualified in its entirety by reference to the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Limited Liability Company Agreement of Magnolia LLC

On the Closing Date, the Company, Magnolia LLC and certain of the Karnes County Contributors (the “EnerVest Members”) entered into Magnolia LLC’s amended and restated limited liability company agreement (the “Magnolia LLC Agreement”), which sets forth, among other things, the rights and obligations of the holders of units in Magnolia LLC (“Magnolia LLC Units”). Under the Magnolia LLC Agreement, the Company became the sole managing member of Magnolia LLC. The material terms of the Magnolia LLC Agreement are described in TPGE’s definitive Proxy Statement, dated July 2, 2018 (the “Proxy Statement”), relating to the special meeting of TPGE’s stockholders held on July 17, 2018 (the “Special Meeting”) in the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Agreements Related to the Contribution Agreements—Pace LLC Agreement,” which is incorporated herein by reference.

The foregoing description of the Magnolia LLC Agreement is a summary only and is qualified in its entirety by reference to the Magnolia LLC Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On the Closing Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Karnes County Contributors, TPG Pace Energy Sponsor, LLC, a Delaware limited liability company (“Sponsor”), and TPGE’s four independent directors prior to the Business Combination (i.e., Arcilia Acosta, Edward Djerejian, Chad Leat and Dan F. Smith) (collectively, the “Holders”), pursuant to which the Company will be obligated, subject to the terms thereof and in the manner contemplated thereby, to register for resale under the Securities Act all or any portion of the shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), that the Holders hold as of the Closing Date and that they may acquire thereafter, including upon conversion, exchange or redemption of any other security therefor. The Company has agreed to use its commercially reasonable efforts to obtain the effectiveness of a registration statement (i) with respect to the first demand by a Holder therefor, within six months after the Closing, and (ii) with respect to subsequent demands by Holders therefor, upon, or as soon as practicable following, the filing thereof, and to keep it continuously effective until such date on which the shares covered by such registration statement are no longer registrable securities. Under the Registration Rights Agreement, Holders also have “piggyback” registration rights exercisable at any time that allow them to include the shares of Class A Common Stock that they own in certain registrations initiated by the Company. The Holders also have customary rights to effect certain shelf take-downs, underwritten offerings and block trades. In the event that the sale of registered securities under a registration statement would require disclosure of certain material non-public information not otherwise required to be disclosed, the Company may postpone the effectiveness of the applicable registration statement or require the suspension of sales thereunder. No such blackout period may continue for more than 60 consecutive calendar days or more than 90 total calendar days, in each case during any twelve-month period.

Pursuant to the Registration Rights Agreement, certain of the Holders agreed not to sell, transfer or otherwise dispose of any securities of the Company (a) for a period of six months from the Closing Date and (b) for so long as the Registration Rights Agreement remains in effect with respect to such Holder, if such sale, transfer or distribution would constitute or result in a “change of control” under any of the Company’s debt facilities in place as of the Closing.

The foregoing description of the Registration Rights Agreement is a summary only and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Stockholder Agreement

On the Closing Date, the Company, Sponsor, and the Karnes County Contributors entered into the Stockholder Agreement (the “Stockholder Agreement”), which governs certain rights and obligations following the Closing.

Under the Stockholder Agreement, the Karnes County Contributors are entitled to nominate two directors, one of whom shall be independent under the listing rules of the New York Stock Exchange (“NYSE”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002, for appointment to the board of directors of the Company (the “Board”) so long as they collectively own at least 15% of the outstanding shares of Class A Common Stock and Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”) (on a fully diluted basis, including equity securities exercisable into common stock, and on a combined basis), and one director so long as they own at least 2% of the outstanding shares of Class A Common Stock and Class B Common Stock (on a fully diluted basis, including equity securities exercisable into common stock, and on a combined basis). Sponsor is entitled to nominate two directors for appointment to the Board so long as it owns at least 60% of the voting common stock that it owns at the Closing (including any shares of common stock issuable upon the exercise of any Private Placement Warrants (as defined in the Proxy Statement) held by Sponsor), and one director so long as it owns at least 25% of the voting common stock that it owns at the Closing (including any shares of common stock issuable upon the exercise of any Private Placement Warrants held by Sponsor). The Karnes County Contributors and Sponsor are each entitled to appoint one director to each committee of the Board (subject to applicable law and stock exchange rules). Each of Sponsor and the Karnes County Contributors have agreed to vote all of their shares of voting common stock in favor of the directors nominated by the other party in accordance with the Stockholder Agreement and any other nominees nominated by the Nominating and Governance Committee of the Board. For so long as the Karnes County Contributors or Sponsor, as applicable, has the right to nominate two directors to the Board, the Karnes County Contributors or Sponsor, as applicable, will be subject to a customary “standstill.” The Stockholder Agreement also includes customary restrictions on the transfer of shares to certain persons acquiring beneficial ownership in excess of certain stated thresholds. The Stockholder Agreement will terminate as to each stockholder upon the time at which such stockholder or any of its affiliates no longer has the right to designate an individual for nomination to the Board under the agreement and will automatically terminate in its entirety on December 31, 2022.

The foregoing description of the Stockholder Agreement is a summary only and is qualified in its entirety by reference to the Stockholder Agreement, a copy of which is attached as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Non-Compete Agreement

On the Closing Date, the Company and EnerVest Ltd. (“EV Ltd.”) entered into a Non-Competition Agreement (the “Non-Compete”) restricting EV Ltd. and certain of its affiliates from competing with the Company in the Eagle Ford Shale (the “Restricted Area”) following the Closing until the later of the four year anniversary of the Closing and the date the Services Agreement (as defined below) is terminated. An affiliate of EV Ltd. will have the right to receive up to 4,000,000 shares of Class A Common Stock based on the achievement of certain stock price thresholds. The Non-Compete also provides for (i) certain co-investment rights for EV Ltd. and certain of its affiliates with respect to future acquisitions by the Company in the Restricted Area, (ii) a right of first offer in favor of the Company on certain sales by EV Ltd. and its affiliates in the Restricted Area, (iii) a tag-along right for EV Ltd. and its affiliates on certain sales by the Company in the Restricted Area and (iv) the ability of the Company to drag-along EV Ltd. and its affiliates on certain sales by the Company in the Restricted Area.

The foregoing description of the Non-Compete is a summary only and is qualified in its entirety by reference to the Non-Compete, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnity Agreements

On the Closing Date, we entered into indemnity agreements with Messrs. Edward Djerejian, Michael MacDougall, Dan F. Smith, James R. Larson and John B. Walker and Mmes. Arcilia Acosta and Angela Busch, each of whom is a director following the Business Combination, and Messrs. Stephen Chazen and Christopher Stavros, each of whom is an executive officer and/or director of the Company following the Business Combination. Each indemnity agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

The foregoing description of the indemnity agreements is a summary only and is qualified in its entirety by reference to the form of indemnity agreement, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Services Agreement

On the Closing Date, the Company and EnerVest Operating L.L.C. (“EVOC”) entered into a Services Agreement (the “Services Agreement”), pursuant to which EVOC, under the direction of the Company’s management, will provide the Company services identical to the services historically provided by EVOC in operating the Target Assets, including administrative, back office and day-to-day field level services reasonably necessary to operate the business of the Company and its assets, subject to certain exceptions.

As consideration for the services to be provided under the Services Agreement, the Company will pay EVOC a fixed annual services fee of approximately $23.6 million. The annual services fee may be (a) increased or decreased to account for asset acquisitions and dispositions of assets, (b) increased to account for an increase in the rig count attributable to the assets and (c) decreased if the Company must perform any of such services itself because EVOC is unable or fails to do so. In addition, the Company will pay industry standard per well overhead payments to EVOC, the initial annual amount of which is estimated to be approximately $7 million, and will reimburse EVOC for certain costs of the Company incurred by EVOC in performing the services.

The term of the Services Agreement is five years, but the Services Agreement is subject to termination by either party after two years. The parties also have certain early termination rights, including rights of the Company to terminate the Services Agreement in the event of a change of control of EVOC or if certain key persons cease to devote a substantial amount of their time to the performance of the services. In addition, the Company may terminate the agreement after the first anniversary of the Closing if the Board determines by unanimous vote (excluding any member of the board that is an affiliate of EVOC or is appointed by or employed by EVOC or any of its affiliates) makes a good-faith determination that EVOC has failed to satisfactorily perform the services, in which case the Company is required to pay EVOC a lump-sum termination fee of $17.5 million. Following any termination of the Services Agreement, EVOC will provide transition services for a period of nine months, which may be reduced in certain instances, during which period the services fee and other payments described above will continue to be payable.

The foregoing description of the Services Agreement is a summary only and is qualified in its entirety by reference to the Services Agreement, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of Material Definitive Agreement.

Effective as of the Closing, the parties to that certain Registration Rights Agreement (the “Prior RRA”), dated May 4, 2017, by and among TPGE, Sponsor and the other parties named therein, agreed to terminate the Prior RRA and enter into the Registration Rights Agreement. The information set forth in Items 1.01 and 2.01 is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Business Combination was approved by TPGE’s stockholders at the Special Meeting. At the Special Meeting, 73,708,017 shares of TPGE Class A Common Stock and Class F Common Stock, par value $0.0001 per share (the “Class F Common Stock”), were voted in favor of the proposal to approve the Business Combination, 1,300 shares of TPGE Class A Common Stock and Class F Common Stock were voted against the proposal, and holders of 2,223 shares of TPGE Class A Common Stock and Class F Common Stock abstained from voting on the proposal. TPGE’s public stockholders had the opportunity, in connection with the Closing, to redeem shares of Class A Common Stock pursuant to the terms of TPGE’s amended and restated certificate of incorporation (the “Charter”), and public stockholders holding 900 shares of Class A Common Stock elected to have such shares redeemed for an aggregate amount of $9,081. In addition, in connection with the Closing and in accordance with the Charter, all of the 16,250,000 outstanding shares of Class F Common Stock were converted into shares of Class A Common Stock on a one-for-one basis.

At Closing, pursuant to the terms of the Business Combination Agreements:

•	the Karnes County Contributors received:

•	83,939,434 shares of Class B Common Stock and an equivalent number of Magnolia LLC Units, which, together, are exchangeable on a one-for-one basis for shares of Class A Common Stock;

•	31,790,924 shares of Class A Common Stock; and

•	approximately $912 million in cash;

•	Magnolia LLC paid to the Giddings Sellers approximately $283 million in cash; and

•	Magnolia LLC paid to the Ironwood Sellers approximately $25 million in cash.

Each Business Combination Agreement contained customary purchase price adjustments, including to give effect to an effective date of January 1, 2018. Under the Karnes County Contribution Agreement, Magnolia LLC was entitled to $196 million of revenues after expenses (and other purchase price adjustments) attributable to the Target Assets since the effective time through June 30. In lieu of a cash payment to Magnolia LLC for such amount, the Karnes County Contribution Agreement provided for a downward adjustment to the equity consideration that would have otherwise been issued to the Karnes County Contributors of approximately $196 million (based on $10 per share/LLC unit). The Company expects to be entitled to an additional cash purchase price adjustment for the revenues after expenses (and other purchase price adjustments) attributable to the Target Assets from July 1 through July 31.

Pursuant to the Karnes County Contribution Agreement, for a period of five years following the Closing, the Karnes County Contributors will be entitled to receive an aggregate of up to 13,000,000 additional shares of Class A Common Stock or Class B Common Stock based on certain EBITDA and free cash flow or stock price thresholds.

Pursuant to the Giddings Purchase Agreement, until December 31, 2021, the Giddings Sellers will be entitled to receive an aggregate of up to $47 million in cash earn-out payments based on certain net revenue thresholds.

The amounts paid to the Karnes County Contributors, Giddings Sellers and Ironwood Sellers are subject to certain customary post-Closing purchase price adjustments set forth in the Business Combination Agreements.

As of the Closing Date and following the completion of the Business Combination and the PIPE Investment (as defined herein), the Company had the following outstanding equity securities:

•	148,540,024 shares of Class A Common Stock;

•	83,939,434 shares of Class B Common Stock held by the Sellers; and

•	31,666,666 warrants, each exercisable to purchase one share of Class A Common Stock at a price of $11.50 per share.

As of the Closing Date and following the completion of the Business Combination, the Sellers owned an aggregate of 31,790,924 shares of Class A Common Stock, as well as 83,939,434 shares of Class B Common Stock and an equivalent number of Magnolia LLC Units, which, together, are exchangeable on a one-for-one basis for shares of Class A Common Stock. Upon the exchange of Magnolia LLC Units and Class B Common Stock for shares of Class A Common Stock, all exchanged shares of Class B Common Stock will be cancelled. If each outstanding share of Class B Common Stock and Magnolia LLC Unit were exchanged for a share of Class A Common Stock, the Company would have 232,479,458 shares of Class A Common Stock outstanding.

Immediately following the completion of the Business Combination and the PIPE Investment, the ownership interests of the Company’s stockholders (including ownership interests in Magnolia LLC but excluding warrants) were as follows:

•

public stockholders and certain qualified institutional buyers and accredited investors who purchased shares of Class A Common Stock in the PIPE Investment owned 100,499,100 shares of Class A Common Stock, representing an approximate 43.2% economic and voting interest;

•

the holders of our founder shares, including our Sponsor and the Company’s independent directors prior to the Closing, owned 16,250,000 shares of Class A Common Stock, representing an approximate 7.0% economic and voting interest; and

•

the Karnes County Contributors owned 31,790,924 shares of Class A Common Stock, 83,939,434 shares of Class B Common Stock and 83,939,434 Magnolia LLC Units, collectively representing a 49.9% economic and voting interest.

Prior to the Closing, TPGE was a shell company (as defined in Rule 12b-2 of the Exchange Act) with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company became a holding company whose assets primarily consist of interests in its subsidiaries, including Magnolia LLC and Magnolia Operating. The following information is provided about the business of the Company reflecting the consummation of the Business Combination.

Cautionary Note Regarding Forward-Looking Statements

The Company makes forward-looking statements in this Current Report on Form 8-K. All statements, other than statements of present or historical fact included in or incorporated by reference in this Current Report on Form 8-K, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Current Report on Form 8-K, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Current Report on Form 8-K. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, the Company cautions you that the forward-looking statements regarding the Company, which are contained in this Current Report on Form 8-K or incorporated by reference, are subject to the following factors:

•	the risk that we will have difficulties integrating the assets and operations acquired in the Business Combination;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors;

•

the fact that reserve estimates depend on many assumptions that may turn out to be inaccurate. Any material inaccuracies in reserve estimates or underlying assumptions will materially affect the quantities and present value of the Company’s reserves; and

•	other risks and uncertainties set forth in the Proxy Statement in the section entitled “Risk Factors” beginning on page 45 of the Proxy Statement, which are incorporated herein by reference.

Business and Properties

The business and properties of the Target Assets prior to the Business Combination are described in the Proxy Statement in the section entitled “Information About the Target Assets” beginning on page 209, which is incorporated herein by reference. The business of TPGE prior to the Business Combination is described in the Proxy Statement in the section entitled “Information About TPGE” beginning on page 192, which is incorporated herein by reference.

Risk Factors

The risk factors related to the Company’s business and operations are described in the Proxy Statement in the section entitled “Risk Factors” beginning on page 45, which is incorporated herein by reference.

Selected Historical Financial Information of the Karnes County Business

The selected historical financial information of the Karnes County Business for the two years ended December 31, 2017 and 2016 and the period from September 30, 2015 (the inception of the Karnes County Business) through December 31, 2015 and the three months ended March 31, 2018 and 2017, and of the AM Assets (as defined in the Proxy Statement) for the period from January 1, 2015 to September 30, 2015 is provided in the Proxy Statement in the section entitled “Selected Historical Financial Information of the Karnes County Business” beginning on page 41, which is incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Consolidated Financial Information

The unaudited pro forma condensed combined consolidated financial information of TPGE for the year ended December 31, 2017 and as of and for the three months ended March 31, 2018 included in the Proxy Statement beginning on page 82 is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of financial condition and results of operations of TPGE prior to the Business Combination is included in the Proxy Statement in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of TPGE” beginning on page 187, which is incorporated herein by reference. Management’s discussion and analysis of financial condition and results of operations of the Karnes County Business prior to the Business Combination is included in the Proxy Statement in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Karnes County Business” beginning on page 234, which is incorporated herein by reference.

Quantitative and Qualitative Disclosures About Market Risk

Quantitative and qualitative disclosures about market risk of TPGE prior to the Business Combination is included in the Proxy Statement in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of TPGE—Quantitative and Qualitative Disclosure About Market Risk” beginning on page 190, which is incorporated herein by reference. Quantitative and qualitative disclosures about market risk of the Karnes County Business prior to the Business Combination is included in the Proxy Statement in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Karnes County Business—Quantitative and Qualitative Disclosures About Market Risk” beginning on page 250, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding ownership of shares of voting securities of the Company, which consists of Class A Common Stock and Class B Common Stock, as of July 31, 2018, after giving effect to the Closing, by:

•	each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s voting securities;

•	each of the Company’s current executive officers and directors; and

•	all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or has the right to acquire such securities within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of voting securities of the Company is based on 148,540,024 shares of Class A Common Stock and 83,939,434 shares of Class B Common Stock, issued and outstanding as of July 31, 2018, after giving effect to the Closing and the PIPE Investment.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them. Unless otherwise indicated, the address of each person named in the table below is 1001 Fannin, Suite 400, Houston, TX 77002.

	Class A Common Stock			Class B Common Stock		Combined Voting Power
Name and Address of Beneficial Owners	Number	Percentage		Number	Percentage	Number	Percentage
5% or Greater Stockholders
EnerVest Energy Institutional Fund XIV-A, L.P.(1)	—	—		55,357,254	65.9%	55,357,254	23.8%
EnerVest Energy Institutional Fund XIV-WIC, L.P.(2)	—	—		578,299	*	578,299	*
EnerVest Energy Institutional Fund XIV-2A, L.P.(3)	—	—		11,014,515	13.1%	11,014,515	4.7%
EnerVest Energy Institutional Fund XIV-3A, L.P.(4)	—	—		10,805,611	12.9%	10,805,611	4.6%
EnerVest Energy Institutional Fund XIV-C, L.P.(5)	31,790,924	21.4%		—	—	31,790,924	13.7%
EnerVest Energy Institutional Fund XIV-C-AIV, L.P.(6)	—	—		6,183,755	7.4%	6,183,755	2.7%
TPG Pace Energy Sponsor, LLC(7)	26,090,000	16.5%		—	—	26,090,000	10.8%
Fidelity Management & Research Company(8)	15,100,000	10.2%		—	—	15,100,000	6.5%
Directors and Executive Officers
Stephen Chazen(9)	1,702,533	1.1%		—	—	1,702,533	*
Arcilia Acosta	40,000		*	—	—	40,000	*
Edward Djerejian	40,000		*	—	—	40,000	*
Dan F. Smith	40,000		*	—	—	40,000	*
Michael MacDougall(10)	97,500		*	—	—	97,500	*
Angela Busch	—		*	—	—	—	*
James R. Larson	—		*	—	—	—	*
John B. Walker(11)	136,123		*	—	—	136,123	*
Christopher Stavros	1,000		*	—	—	1,000	*
All directors and executive officers, as a group (9 individuals)	2,057,156	1.4%		—	—	2,057,156	*

*	Less than one percent.
(1)

The managing general partner of EV XIV-A is EnerVest, Ltd., a Texas limited partnership, whose general partner is EnerVest Management GP, L.C., a Texas limited company. James Vanderhider and John Walker are principals of EnerVest Management GP, L.C. and may therefore be deemed to be the beneficial owners of the shares held by EV XIV-A. Messrs. Vanderhider and Walker disclaim beneficial ownership of the shares held by EV XIV-A except to the extent of their pecuniary interest therein. The business address of EV XIV-A is 1001 Fannin Street, Suite 800 Houston, Texas 77002.

(2)

The general partner of EV XIV-WIC is EnerVest Holding XIV, LLC, a Delaware limited liability company, whose sole member is EnerVest, Ltd., a Texas limited partnership, whose general partner is EnerVest Management GP, L.C., a Texas limited company. James Vanderhider and John Walker are principals of EnerVest Management GP, L.C. and may therefore be deemed to be the beneficial owners of the shares held by EV XIV-WIC. Messrs. Vanderhider and Walker disclaim beneficial ownership of the shares held by EV XIV-WIC except to the extent of their pecuniary interest therein. The business address of EV XIV-WIC is 1001 Fannin Street, Suite 800 Houston, Texas 77002.

(3)

The managing general partner of EV XIV-2A is EVFA XIV-2A, LLC, a Delaware limited liability company, whose sole member is EnerVest, Ltd., a Texas limited partnership, whose general partner is EnerVest Management GP, L.C., a Texas limited company. James Vanderhider and John Walker are principals of EnerVest Management GP, L.C. and may therefore be deemed to be the beneficial owners of the shares held by EV XIV-2A. Messrs. Vanderhider and Walker disclaim beneficial ownership of the shares held by EV XIV-2A except to the extent of their pecuniary interest therein. The business address of EV XIV-2A is 1001 Fannin Street, Suite 800 Houston, Texas 77002.

(4)

The managing general partner of EV XIV-3A is EVFA XIV-3A, LLC, a Delaware limited liability company, whose sole member is EnerVest, Ltd., a Texas limited partnership, whose general partner is EnerVest Management GP, L.C., a Texas limited company. James Vanderhider and John Walker are principals of EnerVest Management GP, L.C. and may therefore be deemed to be the beneficial owners of the shares held by EV XIV-3A. Messrs. Vanderhider and Walker disclaim beneficial ownership of the shares held by EV XIV-3A except to the extent of their pecuniary interest therein. The business address of EV XIV-3A is 1001 Fannin Street, Suite 800 Houston, Texas 77002.

(5)

The managing general partner of EV XIV-C is EVFC GP XIV, LLC, a Texas limited liability company, whose sole member is EnerVest, Ltd., a Texas limited partnership, whose general partner is EnerVest Management GP, L.C., a Texas limited company. James Vanderhider and John Walker are principals of EnerVest Management GP, L.C. and may therefore be deemed to be the beneficial owners of the shares held by EV XIV-C. Messrs. Vanderhider and Walker disclaim beneficial ownership of the shares held by EV XIV-C except to the extent of their pecuniary interest therein. The business address of EV XIV-C is 1001 Fannin Street, Suite 800 Houston, Texas 77002.

(6)

The managing general partner of EV XIV-C-AIV is EVFC GP XIV, LLC, a Texas limited liability company, whose sole member is EnerVest, Ltd., a Texas limited partnership, whose general partner is EnerVest Management GP, L.C., a Texas limited company. James Vanderhider and John Walker are principals of EnerVest Management GP, L.C. and may therefore be deemed to be the beneficial owners of the shares held by EV XIV-C-AIV. Messrs. Vanderhider and Walker disclaim beneficial ownership of the shares held by EV XIV-C-AIV except to the extent of their pecuniary interest therein. The business address of EV XIV-C-AIV is 1001 Fannin Street, Suite 800 Houston, Texas 77002.

(7)

The managing member of TPG Pace Energy Sponsor, LLC is TPG Pace Governance, LLC, a Cayman Islands limited liability company, whose sole member is TPG Holdings, whose general partner is TPG Holdings III-A, L.P., a Cayman Islands limited partnership, whose general partner is TPG Holdings III-A, Inc., a Cayman Islands corporation, whose sole stockholder is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation. David Bonderman and James Coulter are sole stockholders of TPG Group Holdings (SBS) Advisors, Inc. and may therefore be deemed to be the beneficial owners of the shares held by TPG Pace Energy Sponsor, LLC. Messrs. Bonderman and Coulter disclaim beneficial ownership of the shares held by TPG Pace Energy Sponsor, LLC except to the extent of their pecuniary interest therein. Mr. Bonderman separately purchased 368,000 shares of Class A Common Stock in connection with the PIPE Investment. Mr. Coulter separately purchase 100,000 shares of Class A Common Stock in connection with the PIPE Investment. Beneficial ownership includes warrants to purchase 10,000,000 shares of Class A Common Stock exercisable within 60 days of the date hereof.
(8)

Represents shares purchased by various funds affiliated with Fidelity Management & Research Company in connection with the PIPE Investment. These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The business address of Fidelity Management & Research Company is 82 Devonshire Street, Boston, Massachusetts 02109.

(9)	Mr. Chazen’s beneficial ownership includes warrants to purchase 42,633.33 shares of Class A Common Stock exercisable within 60 days of the date hereof.
(10)	Mr. MacDougall purchased 97,500 shares of Class A Common Stock in connection with the PIPE Investment.
(11)	John B. Walker’s beneficial ownership is derived from his pecuniary interest in EV XIV-A, EV XIV-WIC, EV XIV-2A, EV XIV-3A, EV XIV-C and EV XIV-C-AIV.

Directors

Effective as of the Closing Date, in connection with the Business Combination, the size of the Board was increased from seven members to eight members and Messrs. David Bonderman and Chad Leat resigned from the Board. The resignations of Messrs. David Bonderman and Chad Leat were not a result of any disagreement with the Company. Effective as of the Closing Date, the Board appointed Messrs. John B. Walker and James R. Larson and Ms. Angela Busch to fill the newly created vacancies, with a term expiring at the Company’s annual meeting of stockholders in 2019. As of the Closing Date, the Board consisted of Messrs. Stephen Chazen, Edward Djerejian, Michael McDougall, Dan F. Smith, James R. Larson and John B. Walker and Mmes. Arcilia Acosta and Angela Busch. Information with respect to each of the Company’s directors is set forth in the Proxy Statement in the section entitled “Management After the Business Combination” beginning on page 252, which is incorporated herein by reference.

Independence of Directors

Under the listing rules of the NYSE, the Company is required to have a majority of independent directors serving on the Board. The Company’s Board has determined that Mmes. Arcilia Acosta and Angela Busch and Messrs. Edward Djerejian, Dan F. Smith and James R. Larson are independent within the meaning of Section 303A.02 of the NYSE Listing Manual. Mr. Larson is the Karnes County Contributors’ nominee pursuant to the terms of the Stockholder Agreement. Certain of our directors have from time to time been directors or executive officers at companies on whose board of directors other of our directors have served.

Committees of the Board of Directors

Following the Closing, the standing committees of the Company’s Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees reports to the Board. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee. The principal functions of the Company’s Audit Committee are detailed in the Company’s Audit Committee charter, which is available on the Company’s website, and include:

•	audits of the Company’s financial statements;

•	the integrity of the Company’s financial statements;

•	the Company’s process relating to risk management and the conduct and systems of internal control over financial reporting and disclosure controls and procedures;

•	the qualifications, engagement, compensation, independence and performance of the Company’s independent auditor; and

•	the performance of the Company’s internal audit function.

Under the NYSE listing standards and applicable SEC rules, the Company is required to have at least three members on the Audit Committee, all of whom must be independent. Following the Closing, the Audit Committee consists of Messrs. James R. Larson and Dan F. Smith and Ms. Angela Busch, with Mr. James R. Larson serving as the Chair. The Company believes that Messrs. James R. Larson and Dan F. Smith and Ms. Angela Busch qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. The Company also believes that each of Messrs. James R. Larson and Dan F. Smith qualifies as an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K.

Compensation Committee. The principal functions of the Company’s Compensation Committee are detailed in the Company’s Compensation Committee charter, which is available on the Company’s website, and include:

•	determining and approving the compensation of executive officers; and

•	reviewing and approving incentive compensation and equity compensation policies and programs.

Under the NYSE listing standards, the Company is required to have a Compensation Committee, all of whom must be independent. Following the Closing, the Compensation Committee consists of Messrs. Edward Djerejian, and Dan F. Smith and Ms. Arcilia Acosta, with Mr. Dan F. Smith serving as the Chair. The Company believes that Messrs. Edward Djerejian and Dan F. Smith and Ms. Arcilia Acosta qualify as independent directors according to the rules and regulations of the NYSE with respect to compensation committee membership.

Nominating and Corporate Governance Committee. The principal functions of the Company’s Nominating and Corporate Governance Committee are detailed in the Company’s Nominating and Corporate Governance Committee charter, which is available on the Company’s website, and include:

•

identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board;

•	developing, recommending to the Board and overseeing implementation of the Company’s corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis the Company’s overall corporate governance and recommending improvements as and when necessary.

The Nominating and Corporate Governance Committee also develops and recommends to the Board corporate governance principles and practices and assists in implementing them, including conducting a regular review of our corporate governance principles and practices. The Nominating and Corporate Governance Committee oversees the annual performance evaluation of the Board and the committees of the Board and makes a report to the Board on succession planning.

Following the Closing, the Nominating and Corporate Governance Committee consists of Messrs. Edward Djerejian and James R. Larson and Mmes. Arcilia Acosta and Angela Busch, with Ms. Arcilia Acosta serving as the Chair.

Executive Officers

In connection with and effective as of the Closing, Eduardo Tamraz and Martin Davidson resigned as the Executive Vice President – Corporate Development and Secretary of the Company and the Chief Financial Officer of the Company, respectively, and the Board appointed Christopher Stavros as the Executive Vice President – Chief Financial Officer and Secretary of the Company. As of the Closing, the following individuals were executive officers of the Company:

Name	Position
Stephen Chazen	President, Chief Executive Officer and Chairman
Christopher Stavros	Executive Vice President – Chief Financial Officer and Secretary

Information with respect to Messrs. Chazen and Stavros is set forth in the Proxy Statement in the section entitled “Management After the Business Combination” beginning on page 252, which is incorporated herein by reference.

Indemnification of Directors and Executive Officers

Information about the indemnification of the Company’s directors and executive officers is set forth in the Proxy Statement in the section entitled “Limitation on Liability and Indemnification of Officers and Directors” beginning on page 205, which is incorporated herein by reference. The description of the Indemnification Agreements under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Director and Executive Officer Compensation

Pre-Closing Compensation of Executive Officers and Directors

The compensation of TPGE’s and EVOC’s named executive officers and directors before the consummation of the Business Combination is set forth in the Proxy Statement in the section titled “Executive Compensation” beginning on page 208, which is incorporated herein by reference.

Post-Closing Compensation of Executive Officers and Directors

After completion of the Business Combination, Mr. Stephen Chazen will serve as President, Chief Executive Officer and Chairman of the Board, while Mr. Christopher Stavros will serve as Executive Vice President – Chief Financial Officer and Secretary.

LTIP Awards

On July 17, 2018, the stockholders of the Company approved the Magnolia Oil & Gas Long Term Incentive Plan (the “LTIP”), effective upon the closing of the Business Combination. The description of the LTIP set forth in the Proxy Statement section titled “Proposal No. 10—The LTIP Proposal” beginning on page 178 is incorporated herein by reference. A copy of the full text of the LTIP is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company has approved, effective upon the effectiveness of a registration statement on Form S-8 filed by the Company with the SEC covering the offer and sale of securities under the LTIP and, subject to the executive’s continued employment until such time, the following awards of restricted stock units (“RSUs”) and performance share units (“PSUs”) settled in shares of Class A Common Stock to Christopher Stavros under the LTIP:

Name	RSUs (#)	PSUs (#)
Christopher Stavros	112,500	112,500

The RSUs will vest in three substantially equal annual installments on the first three anniversaries of the Closing Date, subject to the executive’s continued service with us. Subject to the recipient’s continuous employment or service until the third anniversary of the Closing Date, the PSUs will vest upon the achievement of specified performance criteria. If for 10 days within any period of 20 consecutive trading days the closing price is equal to or greater than $12.00 (“Threshold Level”), 50% of the PSUs will vest.    If for 15 days within any period of 20 consecutive trading days the closing price is equal to or greater than $13.00 (“Target Level”), 100% of the PSUs will vest. If for 20 consecutive trading days the closing price is equal to or greater than $14.00 (“Maximum Level”), 150% of the PSUs will vest. For achievement of performance criteria between the Threshold Level and the Target Level or between the Target Level and the Maximum Level, the percentage of PSUs that vest will be determined using linear interpolation.

Employment Agreements, Annual Base Salaries and Target Bonuses

At the completion of the Business Combination, neither Mr. Chazen nor Mr. Stavros will be a party to an offer letter or employment agreement with the Company. Mr. Chazen will have a base salary of $250,000. Mr. Stavros will have a base salary of $500,000 and an annual target bonus of 80% of base salary. Mr. Stavros will be eligible to receive a grant of 112,500 RSUs and 112,500 PSUs, which will vest as described above in the section entitled “LTIP Awards.”

Mr. Stavros participates in the Company’s short-term incentive plan. Employees of the Company are eligible to receive discretionary annual bonuses for the 2018 calendar year in an amount up to 150% of the participant’s annual incentive plan target.

Director Compensation

Effective as of the Closing, the Company adopted a director compensation program under which each director who is not an employee of the Company or a subsidiary and is not affiliated EV, Ltd. will receive the following cash amounts for their services on our Board:

•	An annual director fee of $50,000;

•	If the director serves on a committee of our Board, an additional annual fee as follows:

•	Chairperson of the Audit Committee – $15,000;

•	Audit Committee member other than the chairperson – $5,000;

•	Chairperson of the Compensation Committee – $10,000; and

•	Lead independent director – $10,000.

Director fees under the program will be payable in arrears in four equal quarterly installments within 10 days following the final day of each calendar quarter, provided that the amount of each payment in respect of annual fees will be prorated for any portion of a quarter that a director is not serving on our Board or on a particular committee, and no fee will be payable in respect of any period prior to the Closing. A copy of the full text of the Director Compensation Policy is filed as Exhibit 10.10 to this Current Report on Form 8-K and is incorporated herein by reference.

Upon appointment to the Board, each non-employee director will receive a one-time grant of RSUs with a target grant date value of $110,000. For directors serving at the time of the Business Combination, the initial non-employee director awards will be granted using a $10 per share conversion price and each director will receive 11,000 RSUs.

Beginning in 2019, each non-employee director will receive an annual grant of RSUs with a target grant date value of $110,000 in connection with their service on the board that will vest on the first anniversary of the grant date. Each non-employee director retains ability to defer payment until earlier of ceasing to serve on Board or consummation of a change in control of the Company. Stock ownership guidelines will require a director to own five times the annual cash retainer within five years of initial appointment to the Board.

Certain Relationships and Related Party Transactions

Information about the Company’s relationships and related party transactions is set forth in the Proxy Statement in the section entitled “Certain Relationships and Related Party Transactions” beginning on page 271, which is incorporated herein by reference.

In addition, the information set forth in “—Recent Sales of Unregistered Securities—PIPE Investment” is incorporated herein by reference.

Legal Proceedings

Information about legal proceedings of the Company is set forth in the Proxy Statement in the section entitled “Information About the Target Assets—Legal Proceedings” beginning on page 233, which is incorporated herein by reference.

Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters

TPGE’s units, shares of Class A Common Stock and warrants were historically quoted on NYSE under the symbols “TPGE.U,” “TPGE” and “TPGE WS,” respectively. TPGE’s units commenced public trading on May 5, 2017, and the shares of Class A Common Stock and warrants each commenced separate trading on June 30, 2017.

The following table sets forth, for the calendar quarter indicated, the high and low sales prices per unit, share of Class A Common Stock and warrants as reported on NYSE for the periods presented.

	Units (TPGE.U)		Class A Common Stock (TPGE)		Warrants (TPGE WS)
	High	Low	High	Low	High	Low
Fiscal 2017:
Quarter ended 6/30/2017(1)	$10.58	$10.07	$10.25	$10.00	$1.41	$1.20
Quarter ended 9/30/2017	$10.40	$10.10	$9.98	$9.70	$1.75	$1.32
Quarter ended 12/31/2017	$10.37	$10.05	$10.07	$9.67	$1.40	$1.10

Fiscal 2018
Quarter ended 3/31/2018	$10.93	$10.06	$10.30	$9.67	$1.89	$1.33
Quarter ended 6/30/2018	$12.02	$10.27	$10.97	$10.05	$2.75	$1.70
Quarter ending 9/30/2018(2)	$14.07	$10.65	$13.00	$10.79	$3.58	$2.73

(1)	Beginning on May 5, 2017 with respect to TPGE.U and June 30, 2017 with respect to TPGE and TPGE WS.
(2)	Through July 30, 2018.

On March 19, 2018, the trading date before the public announcement of the Business Combination, TPGE’s units, Class A Common Stock and warrants closed at $10.28, $9.73 and $1.52, respectively.

TPGE has not paid any cash dividends on the Class A Common Stock to date. Following completion of the Business Combination, the Company’s Board will consider whether or not to institute a dividend policy. It is the present intention of the Company to retain any earnings for use in its business operations and, accordingly, the Company does not anticipate the Board declaring any dividends in the foreseeable future.

As of the Closing Date, after giving effect to the Business Combination, there was 58 holders of record of the Company’s Class A Common Stock and five holders of record of the Company’s Class B Common Stock.

On July 31, 2018, in connection with the Closing, all of the units of the Company separated into their component parts of one share of Class A Common Stock and one-third of one warrant to purchase one share of Class A Common Stock of the Company, and the units ceased trading on the NYSE. Following the closing of the Business Combination, the Company’s Class A Common Stock and warrants continue to be listed on the NYSE under the new trading symbols of “MGY” and “MGY.WS,” respectively.

Recent Sales of Unregistered Securities

In addition to the below, information about unregistered sales of the Company’s equity securities is set forth in “Part II, Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” of TPGE’s Annual Report on Form 10-K for the year ended December 31, 2017.

PIPE Investment

Concurrently with Closing, the Company consummated the previously announced issuance and sale of 35,500,000 shares of Class A Common Stock for aggregate consideration of approximately $355,000,000 in a private placement (the “PIPE Investment”) pursuant to Subscription Agreements (the “Subscription Agreements”), each dated as of March 20, 2018, with certain qualified institutional buyers and accredited investors, including certain funds and accounts managed by Fidelity Management & Research Company, Davis Selected Advisers, L.P., certain funds managed by Capital Research and Management Company, TPG Holdings III, L.P., an affiliate of Sponsor (“TPG Holdings”), and Stephen Chazen, the Company’s President, Chief Executive Officer and Chairman (collectively, the “Investors”). TPG Holdings assigned a portion of its rights to purchase shares of Class A Common Stock in the PIPE Investment to each of Eduardo Tamraz, Michael MacDougall, David Bonderman, Martin Davidson and James Coulter. The proceeds from the PIPE Investments were used to fund a portion of the cash consideration required to effect the Business Combination. The offering of the shares of the Class A Common Stock issued in the PIPE Investments was not registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. A description of the rights, preferences and privileges of the Class A Common Stock is securities is included in the Proxy Statement in the section entitled “Description of Securities—Class A Common Stock” beginning on page 257, which is incorporated herein by reference.

Issuances Related to the Business Combination

On the Closing Date, in connection with the Business Combination, the Company issued (i) 31,790,924 shares of Class A Common Stock to EV XIV-C; (ii) 55,357,254 shares of Class B Common Stock to EV XIV-A; (iii) 578,299 shares of Class B Common Stock to EV XIV-WIC; (iv) 11,014,515 shares of Class B Common Stock to EV XIV-2A; (v) 10,805,611 shares of Class B Common Stock to EV XIV-3A; and (v) 6,183,755 shares of Class B Common Stock to EV XIV-C-AIV. Magnolia LLC issued the same number of Magnolia LLC Units to each of EV XIV-A, EV XIV-WIC, EV XIV-2A, EV XIV-3A and EV XIV-C-AIV. In addition, pursuant to the terms of the Non-Compete, the Company agreed to issue up to 4,000,000 shares of Class A Common Stock to EV Ltd. if certain stock price thresholds are met. These issuances were made, or will be made, as applicable, pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Descriptions of the rights, preferences and privileges of the Class A Common Stock and the Class B Common Stock are securities is included in the Proxy Statement in the section entitled “Description of Securities—Class A Common Stock” and “Description of Securities—Class B Common Stock,” beginning on page 257, which is incorporated herein by reference.

Description of the Company’s Securities

A description of the Company’s securities is included in the Proxy Statement in the section entitled “Description of Securities” beginning on page 257, which is incorporated herein by reference.

The A&R Charter (as defined herein) authorizes the issuance of 1,300,000,000 shares of Class A Common Stock, 225,000,000 shares of Class B Common Stock, 20,000,000 shares of Class F Common Stock, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the Closing Date, after giving effect to the Closing and the PIPE Investment, there were 148,540,024 shares of Class A Common Stock outstanding, held of record by 58 holders of Class A Common Stock, 83,939,434 shares of Class B Common Stock outstanding, held of record by five holders of Class B Common Stock and two holders of record of TPGE’s warrants. All of the Company’s shares of Class F Common Stock were converted into shares of Class A Common Stock on a one-for-one basis at Closing.

Financial Statements and Supplementary Data

The historical financial statements of the Karnes County Business for the two years ended December 31, 2017 and 2016, the period from September 30, 2015 (inception) to December 31, 2015 and the three months ended March 31, 2018 and 2017 included in the Proxy Statement beginning on page F-70 and of the AM Assets (as defined in the Proxy Statement) for the period from January 1, 2015 to September 30, 2015 included in the Proxy Statement beginning on page F-41 are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement—Magnolia Operating Credit Agreement” and “—Indenture and Notes” is incorporated in this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under “Item 2.01. Completion of Acquisition or Disposition of Assets—Recent Sales of Unregistered Securities” is incorporated in this Item 3.02 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On July 31, 2018, the Company filed a Second Amended and Restated Certificate of Incorporation (the “A&R Charter”) of the Company with the Secretary of State of the State of Delaware. The material terms of the A&R Charter and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement under the sections entitled “Proposal No. 2—The Class B Charter Proposal” beginning on page 164, “Proposal No. 3—The Authorized Share Charter Proposal” beginning on page 166, “Proposal No. 4—The Director Term Charter Proposal” beginning on page 167, “Proposal No. 5—The Written Consent Charter Proposal” beginning on page 168, “Proposal No. 6—The Exclusive Forum Charter Proposal” beginning on page 169, and “Proposal No. 7—The Additional Charter Proposal” beginning on page 171, which are incorporated by reference herein.

The foregoing description of the A&R Charter is a summary only and is qualified in its entirety by reference to the A&R Charter, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.01.	Changes in Control of Registrant.

To the extent required, the information set forth under “Item 2.01. Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under “Item 2.01 Completion of Acquisition or Disposition of Assets—Directors,” “Item 2.01 Completion of Acquisition or Disposition of Assets—Executive Officers” and “Item 2.01 Completion of Acquisition or Disposition of Assets—Director and Executive Officer Compensation” of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired

The historical financial statements of the Karnes County Business for the two years ended December 31, 2017 and 2016 and the period from September 30, 2015 (inception) to December 31, 2015 and the three months ended March 31, 2018 and 2017 filed as Exhibit 99.1 hereto are incorporated herein by reference.

The historical financial statements of the AM Assets as of and for the period ended January 1, 2015 to September 30, 2015 filed as Exhibit 99.2 hereto are incorporated herein by reference.

The statements of revenue and direct operating expenses of the Giddings Assets for the years ended December 31, 2017, 2016 and 2015 and the three months ended March 31, 2018 and 2017 filed as Exhibit 99.3 hereto are incorporated herein by reference.

The statements of revenues and direct operating expenses of properties located in the Eagle Ford Shale (the “Acquired Properties”) for the years ended December 31, 2015 and December 31, 2016 and the one month ended January 31, 2017 filed as Exhibit 99.4 hereto are incorporated herein by reference. The “Acquired Properties” are referred to as the “BlackBrush Assets” in the Proxy Statement.

The historical financial statements of GulfTex Karnes EFS, LP as of December 31, 2015 and April 27, 2016, for the year ended December 31, 2015 and the period from January 1, 2016 to April 27, 2016 filed as Exhibit 99.5 hereto are incorporated herein by reference.

The historical financial statements of GulfTex Energy III, LP as of December 31, 2015 and April 27, 2016, for the year ended December 31, 2015 and the period from January 1, 2016 to April 27, 2016 filed as Exhibit 99.6 hereto are incorporated herein by reference.

The statement of revenue and direct operating expenses of the Subsequent GulfTex Assets (as defined in the Proxy Statement) for the year ended December 31, 2017 filed as Exhibit 99.7 hereto is incorporated herein by reference.

(b)    Pro Forma Financial Information

The unaudited pro forma condensed combined consolidated financial information of TPGE for the year ended December 31, 2017 and as of and for the three months ended March 31, 2018 filed as Exhibit 99.8 hereto is incorporated herein by reference.

(d)    Exhibits

Exhibit No.	Description

3.1*	Second Amended and Restated Certificate of Incorporation of Magnolia Oil & Gas Corporation dated as of July 31, 2018.

4.1*	Indenture, dated as of July 31, 2018, by and among Magnolia Oil & Gas Operating LLC, Magnolia Oil & Gas Finance Corp. and Deutsche Bank Trust Company Americas, as trustee.

4.2*	Registration Rights Agreement, dated as of July 31, 2018, by and among Magnolia Oil & Gas Corporation, EnerVest Energy Institutional Fund XIV-A, L.P., EnerVest Energy Institutional Fund XIV-WIC, L.P., EnerVest Energy Institutional Fund XIV-2A,L.P., EnerVest Energy Institutional Fund XIV-3A, L.P., EnerVest Energy Institutional Fund XIV-C, L.P., EnerVest Energy Institutional Fund XIV-C-AIV, L.P., TPG Pace Energy Sponsor, LLC, Arcilia Acosta, Edward Djerejian, Chad Leat and Dan F. Smith.

4.3*	Stockholder Agreement, dated as of July 31, 2018, by and among Magnolia Oil & Gas Corporation, EnerVest Energy Institutional Fund XIV-A, L.P., EnerVest Energy Institutional Fund XIV-WIC, L.P., EnerVest Energy Institutional Fund XIV-2A,L.P., EnerVest Energy Institutional Fund XIV-3A, L.P., EnerVest Energy Institutional Fund XIV-C, L.P., EnerVest Energy Institutional Fund XIV-C-AIV, L.P. and TPG Pace Energy Sponsor, LLC.

10.1*	Credit Agreement, dated as of July 31, 2018, by and among, Magnolia Oil & Gas Intermediate LLC (f/k/a TPG Pace Energy Intermediate LLC), Magnolia Oil & Gas Operating LLC, the lenders from time to time party thereto, Citibank, N.A., as administrative agent and collateral agent, as the swingline lender and an issuing bank and each other issuing bank from time to time party thereto.

10.2*	Amended and Restated Limited Liability Company Agreement of Magnolia Oil & Gas Parent LLC, dated as of July 31, 2018.

10.3*	Non-Competition Agreement, by and between Magnolia Oil & Gas Corporation and EnerVest Ltd., dated as of July 31, 2018.

10.4*	Form of Indemnity Agreement.

10.5*	Services Agreement, by and between Magnolia Oil & Gas Corporation and EnerVest Operating L.L.C., dated as of July 31, 2018.

10.6*	Magnolia Oil & Gas Corporation Long Term Incentive Plan.

10.7*	Form of Restricted Stock Unit Agreement under the Magnolia Oil & Gas Corporation Long Term Incentive Plan.

10.8*	Form of Performance Share Unit Agreement under the Magnolia Oil & Gas Corporation Long Term Incentive Plan.

10.9*	Form of Non-Employee Director Restricted Stock Unit Agreement under the Magnolia Oil & Gas Corporation Long Term Incentive Plan.

10.10*	Director Compensation Program.

21.1*	Subsidiaries of the Registrant.

99.1	Financial statements of the Karnes County Business for the two years ended December 31, 2017 and 2016, and the period from September 30, 2015 (inception) to December 31, 2015 and the three months ended March 31, 2018 and 2017 (incorporated by reference to TPGE’s definitive proxy statement filed with the SEC on July 2, 2018).

99.2	Financial statements of the AM Assets as of and for the period ended January 1, 2015 to September 30, 2015 (incorporated by reference to TPGE’s definitive proxy statement filed with the SEC on July 2, 2018).

99.3	Statements of revenue and direct operating expenses of the Giddings Assets for the years ended December 31, 2017, 2016 and 2015 and the three months ended March 31, 2018 and 2017 (incorporated by reference to TPGE’s definitive proxy statement filed with the SEC on July 2, 2018).

99.4	Statements of revenues and direct operating expenses of properties located in the Eagle Ford Shale (the “Acquired Properties) for the years ended December 31, 2015 and December 31, 2016 and the one month ended January 31, 2017 (incorporated by reference to TPGE’s definitive proxy statement filed with the SEC on July 2, 2018).

99.5	Financial statements of GulfTex Karnes EFS, LP as of December 31, 2015 and April 27, 2016, for the year ended December 31, 2015 and the period from January 1, 2016 to April 27, 2016 (incorporated by reference to TPGE’s definitive proxy statement filed with the SEC on July 2, 2018).

99.6	Financial statements of GulfTex Energy III, LP as of December 31, 2015 and April 27, 2016, for the year ended December 31, 2015 and the period from January 1, 2016 to April 27, 2016 (incorporated by reference to TPGE’s definitive proxy statement filed with the SEC on July 2, 2018).

99.7	Statement of revenue and direct operating expenses of the Subsequent GulfTex Assets for the year ended December 31, 2017 (incorporated by reference to TPGE’s definitive proxy statement filed with the SEC on July 2, 2018).

99.8	Unaudited pro forma condensed combined consolidated financial information of TPG Pace Energy Holdings Corp. for the year ended December 31, 2017 and as of and for the three months ended March 31, 2018 (incorporated by reference to TPGE’s definitive proxy statement filed with the SEC on July 2, 2018).

99.9	Reserve Report, dated April 5, 2018 (incorporated by reference to Annex L of TPGE’s definitive proxy statement filed with the SEC on July 2, 2018).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNOLIA OIL & GAS CORPORATION

Date: August 6, 2018

By:	/s/ Stephen Chazen
Name:	Stephen Chazen
Title:	President and Chief Executive Officer